Exhibit 10.1

FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (“Agreement”) is entered into as of August 23, 2021, among SALLYPORT COMMERCIAL FINANCE, LLC (“First Lien Creditor”), Lind Global Macro Fund, LP (“GMF”), Lind Global Asset Management, LLC (“GAM” and, collectively with GMF, the “Second Lien Creditors” and each, a “Second Lien Creditor”) and Boxlight Corporation (sometimes referred to as “Debtor”), in light of the following.

RECITALS

The Debtor and the First Lien Creditor have entered into that certain Account Sale and Purchase Agreement, dated August 15, 2017, as amended (the “First Lien Account Agreement”) pursuant to which First Lien Creditor has agreed to extend certain financial accommodations to Debtor;

The Debtor and GMF have entered into that certain Securities Purchase Agreement dated as of March 22, 2019 (the “Initial Second Lien Credit Agreement”) and the Initial Note (as defined below), dated as of February 4, 2020 pursuant to which GMF has extended certain financial accommodations to Debtor;

The Debtor and GMF have also entered into that certain Securities Purchase Agreement (the “Second Second Lien Credit Agreement”) dated as of December 13, 2019 and the Second Note (as defined below), dated as of February 4, 2020 pursuant to which GMF has extended certain financial accommodations to Debtor;

The Debtor and GMF have also entered into that certain Securities Purchase Agreement (the “Third Second Lien Credit Agreement”) and the Third Note (as defined below), each dated as of February 4, 2020 pursuant to which GMF has extended certain financial accommodations to Debtor;

The Debtor and GAM have also entered into that certain Securities Purchase Agreement (the “GAM Second Lien Credit Agreement”) and the GAM Note (as defined below), each dated as of the date hereof pursuant to which GAM has extended certain financial accommodations to Debtor

The obligations of Debtor under the First Lien Documents are to be secured on a first priority basis by Liens on substantially all of the assets of Debtor;

The obligations of Debtor under the Second Lien Documents are to be secured on a second priority basis by Liens on substantially all of the assets of Debtor;

The First Lien Creditor and GMF have entered into a Third Amended and Restated Intercreditor Agreement dated as of September 21, 2020 (the “Original Intercreditor Agreement”);

1

In connection with the Debtor and GAM entering into the GAM Second Lien Credit Agreement, the First Lien Creditor, GMF and GAM desire to amend and restate the Original Intercreditor Agreement in substantially the form hereof and enter into this Agreement to (a) add GAM as a party thereto in the capacity as a Second Lien Creditor and reaffirm and confirm the relative priority of their respective security interests in the assets of Debtor, (b) provide for the application, in accordance with such priorities, of proceeds of such assets and properties; (c) increase the First Lien Cap to accommodate the increase in the financing available under the First Lien Account Agreement; and (d) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1       Defined Terms. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Debtor” has the meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means the First Lien Claimholders and the Second Lien Claimholders, or any one of them.

“Collateral” means all of the assets of the Debtor, whether real, personal or mixed, constituting First Lien Collateral or Second Lien Collateral. For the avoidance of doubt, any stock or other equity interest of the Debtor issued to any Second Lien Creditor in connection with the conversion of the obligations owing to a Second Lien Creditor under any Note or any warrant received in connection with any Second Lien Credit Agreement into such equity interests of the Debtor in accordance with the terms of any Second Lien Credit Agreement shall not constitute Collateral.

2

“Conforming Amendment” means any amendment to any Second Lien Document that is substantively identical to a corresponding amendment to a comparable provision of a First Lien Document.

“Debt” means First Lien Debt or Second Lien Debt, as the context requires.

“Default Disposition” has the meaning set forth in Section 5.1(d).

“DIP Financing” has the meaning set forth in Section 6.2.

“DIP Financing Conditions” means (a) that each Second Lien Creditor retains its Liens on the Collateral with the same priority as is set forth in Section 2.1 (other than any administrative priority claim or a professional fee “carve-out”) , (b) in the case of DIP Financing, that the principal amount of loans and face amount of letters of credit available under such DIP Financing plus the principal amount of outstanding obligations that constitute First Lien Debt does not exceed the First Lien Cap, (c) the proposed Cash Collateral use or DIP Financing does not compel the Debtor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, as applicable, (d) the proposed Cash Collateral order or DIP Financing Documentation does not expressly require the sale, liquidation or disposal of all or substantially all of the Collateral prior to a default under the Cash Collateral order or DIP Financing Documentation, (e) in the case of DIP Financing, that the DIP Financing is otherwise subject to the terms of this Agreement; (f) in the case of DIP Financing, the Liens securing such DIP Financing are pari passu with or superior in priority to the then outstanding First Lien Debt and the Liens securing such First Lien Debt and (g) in the case of DIP Financing, the interest rate and fees are commercially reasonable under the circumstances (and, if the DIP Financing includes any advance rates or lending sublimits, such advance rates or lending sublimits, if any, are also commercially reasonable under the circumstances).

“DIP Financing Documentation” means each of the agreements, documents and instruments providing for, or evidencing any First Lien Debt owing in respect of, (i) any DIP Financing provided by the First Lien Creditor or (ii) any third party DIP Financing deemed consented to pursuant to Section 6.2, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Action” means

(a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

3

(b) the exercise of any right or remedy provided to a secured creditor under the First Lien Documents or the Second Lien Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of the Debtor or any depositary bank, securities intermediary, or other person obligated on any Collateral of the Debtor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to the Debtor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c) the Disposition of all or any portion of the Collateral, by private or public sale or any other means,

(d) the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any equity interests composing a portion of the Collateral) whether under the First Lien Documents, the Second Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), and

(g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time;

provided, that (i) taking of any action in connection with the attempt to receive, or receipt of Ordinary Course Collections and (ii) any exercise of rights and remedies for specific performance or otherwise to compel the Debtor to comply with any obligations under the Second Lien Documents shall not constitute an “Enforcement Action”, and provided, further, that the conversion by the Second Lien Creditor of the obligations owing under any Note in accordance with the terms of any Second Lien Credit Agreement, and the sale or other disposition of any equity interests received in connection therewith shall not be considered and “Enforcement Action”.

“Excess First Lien Debt” means the sum of (a) the portion of the sum of the principal amount of the actual advances of credit (as distinguished from principal resulting from compounding of accrued interest, fees and costs) outstanding under the First Lien Documents or the DIP Financing Documentation, that is in excess of the First Lien Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the advances described in clause (a)) of this definition; provided, however, that any First Lien Debt that is owed to Debtor or any of its Affiliates shall be deemed to be Excess First Lien Debt (it being understood that nothing in this Agreement should be interpreted as a consent by the First Lien Creditor or the Second Lien Creditors to permitting Debtor or any of its affiliates in becoming a Person to whom First Lien Debt is owed).

4

“Excess Second Lien Debt” means the sum of (a) the portion of the principal amount of the loans actually advanced (as distinguished from principal resulting from compounding of accrued interest, fees and costs) and outstanding under the Second Lien Documents that is in excess of the Second Lien Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the loans described in clause (a) of this definition; provided, however, that any Second Lien Debt that is owed to is owed to Debtor or any of its Affiliates shall be deemed to be Excess Second Lien Debt (it being understood that nothing in this Agreement should be interpreted as a consent by the First Lien Creditor or the Second Lien Creditors to permitting Debtor or any of its affiliates in becoming a Person to whom Second Lien Debt is owed).

“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien Cap” means, as of any date of determination, the result of:

(a) the sum of (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the First Lien Debt (other than Excess First Lien Debt) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the First Lien Debt and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding):

(i) $20,000,000, plus

(ii) the First Lien DIP Amount, minus

5

(b) the sum of:

(i) the aggregate amount of all payments of the principal of any term loan obligations under the First Lien Account Agreement or any DIP Financing Documentation among Debtor and First Lien Claimholders, plus

(ii) the amount of all payments of other obligations under the First Lien Account Agreement or any DIP Financing among the Debtor and First Lien Claimholders that result in a permanent reduction of the credit commitments under the First Lien Account Agreement or such DIP Financing.

“First Lien Claimholders” means, as of any date of determination, the holders of the First Lien Debt at that time, including the First Lien Creditor.

“First Lien Collateral” means the assets of the Debtor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First Lien Debt, including all proceeds and products thereof.

“First Lien Collateral Documents” means the First Lien Account Agreement, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First Lien Debt or under which rights or remedies with respect to such Liens are governed.

“First Lien Account Agreement” has the meaning set forth in the recitals to this Agreement.

“First Lien Debt” means all obligations and all other amounts owing, due, or secured under the terms of the First Lien Account Agreement or any other First Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any indemnities or guarantees, and all other amounts payable under or secured by any First Lien Document (including, in each case, any obligations and amounts in respect of any DIP Financing Documentation and all other amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Debtor, or that would have accrued or become due under the terms of the First Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“First Lien Default” means any “Event of Default”, as such term is defined in any First Lien Document.

“First Lien DIP Amount” means, solely to provide DIP Financing, $2,500,000.

“First Lien Documents” means the First Lien Collateral Documents and the First Lien Account Agreement, and any DIP Financing Documentation.

“First Lien Priority Debt” means all First Lien Debt other than Excess First Lien Debt.

6

“GAM Note” means the “Note” as such term is defined in the GAM Second Lien Credit Agreement.

“GAM Second Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Inalienable Interests” has the meaning set forth in Section 4.4.

“Initial Note” means the “Restated 2019-1 Note” as such term is defined in the Third Second Lien Credit Agreement.

“Initial Second Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Debtor;

(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to the Debtor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, or winding up of the Debtor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Debtor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Note” means each of the Initial Note, the Second Note, the Third Note and the GAM Note and “Notes” means, collectively, the Initial Note, the Second Note and the Third Note.

“Ordinary Course Collections” has the meaning set forth in Section 4.1.

7

“Payment in Full of First Lien Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a) payment in U.S. Dollars in full in cash, immediately available funds or other consideration (solely to the extent accepted by, and consented to, by the First Lien Creditor in writing) of all of the First Lien Priority Debt; and

(b) termination or expiration of all commitments, if any, of the First Lien Creditor to extend credit to the Debtor.

“Payment in Full of Second Lien Priority Debt” means:

(a) payment in U.S. Dollars in full in cash, immediately available funds, or other consideration acceptable to the Second Lien Creditors of all of the Second Lien Priority Debt (other than unasserted contingent indemnification obligations); and

(b) termination or expiration of all commitments, if any, of the Second Lien Creditors to extend credit to Debtor.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Recovery” has the meaning set forth in Section 6.8.

“Second Lien Cap” means, as of any date of determination, the result of:

(a) $28,600,000 (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the Second Lien Debt (other than Excess Second Lien Debt) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Second Lien Debt and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding), minus

(b) the aggregate amount of all payments of the principal of the term loan obligations under the Second Lien Credit Agreements, plus

(c) any increase in the principal amount by payment-in-kind of interest accrued on the amount set forth in clause (a).

“Second Lien Claimholders” means, as of any date of determination, the holders of the Second Lien Debt at that time, including the Second Lien Collateral.

8

“Second Lien Collateral” means all of the assets of the Debtor, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second Lien Debt, including all proceeds and products thereof.

“Second Lien Collateral Documents” means the Second Lien Security Agreement, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second Lien Debt or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” means each of the Initial Second Lien Credit Agreement, the Second Second Lien Credit Agreement, the Third Second Lien Credit Agreement and the GAM Second Lien Credit Agreement, and “Second Lien Credit Agreements” mean, collectively, the Initial Second Lien Credit Agreement, the Second Second Lien Credit Agreement, the Third Second Lien Credit Agreement and the GAM Second Lien Credit Agreement.

“Second Lien Debt” means all obligations and all other amounts owing, due, or secured under the terms of the Second Lien Credit Agreements or any other Second Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Debtor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Second Lien Default” means any “Event of Default”, as such term is defined in any Second Lien Document.

“Second Lien Deficiency Claim” means any portion of the Second Lien Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“Second Lien Documents” means the Second Lien Collateral Documents, the Second Lien Credit Agreements, the Notes, and each of the other Transaction Documents (as that term is defined in each Second Lien Credit Agreement).

“Second Lien Priority Debt” means all Second Lien Debt other than Excess Second Lien Debt.

“Second Lien Secured Claim” means any portion of the Second Lien Debt not constituting a Second Lien Deficiency.

“Second Lien Security Agreement” means the “Security Agreement” as that term is defined in the GAM Second Lien Credit Agreement.

9

“Second Note” means the “Restated 2019-2 Note” as such term is defined in the Third Second Lien Credit Agreement.

“Second Second Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Standstill Notice” means a written notice from any Second Lien Creditor to First Lien Creditor identified by its terms as a “Standstill Notice” for purposes of this Agreement stating one or more of the following: (a) a Second Lien Default has occurred and is continuing and that, as a consequence thereof, such Second Lien Creditor has accelerated the Second Lien Obligations, (b) a Second Lien Default resulting from the failure to pay (i) regularly scheduled interest or (ii) any mandatory prepayment, in either case, that is required to be paid pursuant to the terms of any Second Lien Credit Agreement (as in effect on the date hereof or as amended as permitted hereby) has occurred and is continuing, or (c) a Second Lien Default resulting from the breach by the Debtor of any other covenant of any Second Lien Credit Agreement (as in effect on the date hereof or as amended as permitted hereby) or any other Second Lien Document.

“Standstill Period” means the period of 180 days commencing on the date on which First Lien Creditor receives the applicable Standstill Notice.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the equity interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Third Note” means the “Note” as such term is defined in the Third Second Lien Credit Agreement.

“Third Second Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Triggering Event” means (a) the acceleration of any First Lien Priority Debt or such First Lien Priority Debt shall remain unpaid after the maturity date provided for in the First Lien Account Agreement as of the date hereof, (b) First Lien Creditor’s taking (or notifying Second Lien Creditor of its intention to immediately take) any Enforcement Action with respect to all or a material portion of the Collateral, (c) the occurrence of (or First Lien Creditor’s notifying Second Lien Creditors of its intention to consent to) a Default Disposition with respect to all or a material portion of the Collateral, (d) the occurrence of a First Lien Default under the First Lien Account Agreement (as in effect on the date hereof) and such First Lien Default continues unwaived or uncured for more than thirty (30) days, or (e) the commencement of an Insolvency Proceeding with respect to the Debtor.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

10

1.2 Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Except to the extent expressly provided herein, any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the First Lien Account Agreement as in effect on the date hereof. Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced in accordance with the terms hereof;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing occurring after the date hereof in accordance with the terms hereof;

(c) any definition of, or reference to, First Lien Debt or the Second Lien Debt herein shall be construed as referring to the First Lien Debt or the Second Lien Debt (as applicable) as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms hereof;

(d) any reference herein to any person shall be construed to include such person’s successors and assigns and as to the Debtor shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(e) except as otherwise expressly provided herein, any reference to First Lien Creditor agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding on each of the First Lien Claimholders, any reference to First Lien Creditor shall be construed as referring to First Lien Creditor, for itself and on behalf of the other First Lien Claimholders, any reference to a Second Lien Creditor agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Second Lien Claimholders, any reference to Second Lien Creditors shall be construed as referring to each Second Lien Creditor, for itself and on behalf of the other Second Lien Claimholders, any reference to the First Lien Claimholders shall be construed as including First Lien Creditor, and any reference to the Second Lien Claimholders shall be construed as referring to the Second Lien Creditors;

11

(f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(g) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified herein; and

(h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities.

(a) Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Second Lien Debt or of any Liens in the Collateral securing the First Lien Debt (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Second Lien Documents or any defect or deficiencies in the Liens securing the First Lien Debt, or any other circumstance whatsoever, First Lien Creditor and Second Lien Creditors hereby agree that:

(i) any Lien with respect to the Collateral securing any First Lien Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, First Lien Creditor or any other First Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the Collateral securing (A) any Second Lien Debt or (B) any Excess First Lien Debt;

(ii) any Lien with respect to the Collateral securing any Second Lien Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any Second Lien Creditor or any other Second Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the Collateral securing any First Lien Priority Debt and (B) senior in all respects and prior to any Lien with respect to the Collateral securing (1) any Excess First Lien Debt or (2) any Excess Second Lien Debt;

(iii) any Lien with respect to the Collateral securing any Excess First Lien Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, First Lien Creditor or any other First Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the Collateral securing (1) any First Lien Priority Debt or (2) any Second Lien Priority Debt and (B) be senior in all respects and prior to any Lien with respect to the Collateral securing any Excess Second Lien Debt; and

12

(iv) any Lien with respect to the Collateral securing any Excess Second Lien Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any Second Lien Creditor or any other Second Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing (A) any First Lien Priority Debt, (B) any Second Lien Priority Debt, or (C) any Excess First Lien Debt.

(b) All Liens with respect to the Collateral securing any First Lien Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Second Lien Debt or any Excess First Lien Debt, in each case, for all purposes, whether or not such Liens securing any First Lien Priority Debt are avoided, invalidated, unenforceable or subordinated to any Lien securing any other obligation of the Debtor or any other person (but, in the case of subordination, only to the extent that such subordination is permitted pursuant to the terms of the First Lien Account Agreement and the Second Lien Credit Agreements, or as contemplated in Section 6.2). All Liens with respect to the Collateral securing any Second Lien Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Excess First Lien Debt or any Excess Second Lien Debt, in each case, for all purposes, whether or not such Liens securing any Second Lien Priority Debt are avoided, invalidated, unenforceable or subordinated to any Lien securing any other obligation of the Debtor or any other person (but, in the case of subordination, only to the extent that such subordination is permitted pursuant to the terms of the First Lien Account Agreement and the Second Lien Credit Agreements, or as contemplated in Section 6.2). All Liens with respect to the Collateral securing any Excess First Lien Debt shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Excess Second Lien Debt for all purposes, whether or not such Liens securing any Excess First Lien Debt are avoided, invalidated, unenforceable or subordinated to any Lien securing any other obligation of the Debtor or any other person (but, in the case of subordination, only to the extent that such subordination is permitted pursuant to the terms of the First Lien Account Agreement and the Second Lien Credit Agreements, or as contemplated in Section 6.2)

2.2 Prohibition on Contesting Liens or Claims. Each of Second Lien Creditors and First Lien Creditor agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral (or the extent, validity, allowability, or enforceability of any First Lien Debt secured thereby or purported to be secured thereby) or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral (or the extent, validity, allowability, or enforceability of any Second Lien Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of First Lien Creditor, any other First Lien Claimholder, any Second Lien Creditor, or any other Second Lien Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Debt and the Second Lien Debt as provided in Sections 2.1 and 3.

13

2.3 New Liens.

(a) So long as the Payment in Full of First Lien Priority Debt has not occurred, and so long as no Insolvency Proceeding has been commenced by or against the Debtor, the parties hereto agree that, subject to Section 2.4(b), the Debtor shall not:

(i) grant or permit any additional Liens on any asset to secure any Second Lien Debt unless the Debtor gives First Lien Creditor at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the First Lien Debt concurrently with the grant of a Lien thereon in favor of any Second Lien Creditor; or

(ii) grant or permit any additional Liens on any asset to secure any First Lien Debt unless the Debtor gives the Second Lien Creditors at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Second Lien Debt concurrently with the grant of a Lien thereon in favor of First Lien Creditor.

(b) To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to First Lien Creditor or the other First Lien Claimholders, each Second Lien Creditor agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements.

(a) The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(i) upon request by First Lien Creditor or a Second Lien Creditor, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and

(ii) that the First Lien Collateral Documents and Second Lien Collateral Documents shall be, in all material respects, the same with respect to the description of the Collateral covered thereby.

(b) The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that First Lien Creditor or a Second Lien Creditor obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the First Lien Documents or Second Lien Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the First Lien Debt and the Second Lien Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

14

SECTION 3. Exercise of Remedies.

3.1 Standstill. Until the Payment in Full of First Lien Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Debtor, the Second Lien Creditors and the Second Lien Claimholders will not:

(a) take any Enforcement Action with respect to any Collateral; provided, that (i) if a Second Lien Default has occurred and is continuing, the applicable Second Lien Creditor may take Enforcement Actions after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Second Lien Default is continuing, such Second Lien Creditor may not take Enforcement Actions until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Default, (ii) in no event shall a Second Lien Creditor or any other Second Lien Claimholder take an Enforcement Action with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, First Lien Creditor or any other First Lien Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by such Second Lien Creditor with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the Collateral, and (iii) prior to taking any Enforcement Action, or action to commence or petition for any Insolvency Proceeding after the end of the Standstill Period, a Second Lien Creditor shall give First Lien Creditor not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention of such Second Lien Creditor or any other Second Lien Claimholder to exercise such rights and remedies which notice may be sent prior to the end of the Standstill Period).

(b) commence or join with any person (other than First Lien Creditor) in commencing, or filing a petition for, any Insolvency Proceeding against the Debtor until the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Second Lien Default is continuing, no Second Lien Creditor may commence or join in commencing, or filing a petition for, any such Insolvency Proceeding until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Default, (ii) in no event shall a Second Lien Creditor or any other Second Lien Claimholder commence or join in commencing, or filing a petition for, any such Insolvency Proceeding if, notwithstanding the expiration of the Standstill Period, First Lien Creditor or any other First Lien Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of, or filing of any such Insolvency Proceeding by a Second Lien Creditor with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the Collateral, and (iii) prior to taking any action to commence or petition for any Insolvency Proceeding after the end of the Standstill Period, the applicable Second Lien Creditor shall give First Lien Creditor not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention of such Second Lien Creditor or any other Second Lien Claimholder to commence or join in commencing, or filing a petition for, any such Insolvency Proceeding, which notice may be sent prior to the end of the Standstill Period);

15

(c) contest, protest, or object to any Enforcement Action by First Lien Creditor or any other First Lien Claimholder in accordance with the terms hereof and has no right to direct First Lien Creditor to take any Enforcement Action or take any other action under the First Lien Documents; and

(d) object to (and waive any and all claims with respect to) the forbearance by First Lien Creditor or the First Lien Claimholders from taking any Enforcement Action.

3.2 Exclusive Enforcement Rights. Until the Payment in Full of First Lien Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Debtor, but subject to the first proviso to Section 3.1(a), First Lien Creditor and First Lien Claimholders shall have the exclusive right to take Enforcement Actions with respect to the Collateral without any consultation with or the consent of Second Lien Creditors or any other Second Lien Claimholder. Subject to Section 3.7, in connection with any Enforcement Action, First Lien Creditor and the other First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3 Second Lien Permitted Actions. Anything to the contrary in this Section 3 notwithstanding, a Second Lien Creditor and any other Second Lien Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against the Debtor, file a claim or statement of interest with respect to the Second Lien Debt;

(b) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Priority Debt, or the rights of First Lien Creditor or any other First Lien Claimholder to undertake Enforcement Actions) in order to create, preserve, perfect or protect its Lien in and to the Collateral;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any;

(d) vote on any plan of reorganization, file any proofs of claim, and make any other filings and motions that are, in each case, not prohibited by the provisions of this Agreement, with respect to the Second Lien Debt and the Collateral;

(e) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Creditor to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by First Lien Creditor (it being understood that neither a Second Lien Creditor nor any Second Lien Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

16

(f) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any First Lien Claimholder or any other person, or any sale of Collateral during an Insolvency Proceeding; provided that to the extent a Second Lien Creditor or such Second Lien Claimholder credit bids its claim against the purchase price, such bid shall result in the Payment in Full of First Lien Priority Debt;

(g) take Enforcement Actions after the expiration of the Standstill Period if and to the extent specifically permitted by Section 3.1(a);

(h) inspect or appraise the Collateral or to receive information or reports concerning the Collateral, in each case pursuant to the Second Lien Documents and applicable law; and

(i) enforce the terms of any subordination agreement with respect to any indebtedness or other obligation subordinated to the Second Lien Debt.

3.4 Retention of Proceeds. Neither a Second Lien Creditor nor any other Second Lien Claimholder shall be permitted to retain any proceeds of Collateral received in connection with any Enforcement Action unless and until the Payment in Full of First Lien Priority Debt has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5 Non-Interference. Subject to Sections 3.1(a), 3.3, and 6.5(b), each Second Lien Creditor hereby:

(a) agrees that such Second Lien Creditor and the other Second Lien Claimholders will not take any action other than as expressly permitted hereunder that would restrain, hinder, limit, delay, or otherwise interfere with any Enforcement Action by First Lien Creditor or any other First Lien Claimholder, or that is otherwise not prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;

(b) subject to Section 3.7, waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which First Lien Creditor or the First Lien Claimholders seek to enforce or collect the First Lien Debt or the Liens securing the First Lien Debt granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of First Lien Creditor or the First Lien Claimholders is adverse to the interest of the Second Lien Claimholders;

(c) waives any and all rights it or any other Second Lien Claimholders may have to oppose, object to, or seek to restrict the First Lien Creditor or the other First Lien Claimholders from exercising their rights to set off or credit bid their debt; and

(d) acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of First Lien Creditor or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents; provided, that nothing in this Agreement shall limit the right of such Second Lien Creditor to declare an event of default, to impose default interest, and to accelerate the Second Lien Debt.

17

3.6 Unsecured Creditor Remedies. Except as set forth in Sections 2.2, 3.1 (b), (c) or (d), 3.5, and 6, each Second Lien Creditor and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors generally against the Debtor in accordance with the terms of the Second Lien Documents and applicable law so long as doing so is not, directly or indirectly, inconsistent with the terms of this Agreement; provided, that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Second Lien Debt.

3.7 Commercially Reasonable Dispositions; Notice of Exercise. First Lien Creditor agrees that any Enforcement Action by First Lien Creditor with respect to Collateral subject to Article 9 of the UCC shall be conducted by First Lien Creditor in a commercially reasonable manner. Each Second Lien Creditor agrees that any Enforcement Action by Second Lien Creditor with respect to Collateral subject to Article 9 of the UCC shall be conducted by such Second Lien Creditor in a commercially reasonable manner. First Lien Creditor shall provide reasonable prior notice to the Second Lien Creditors of its initial material Enforcement Action. Each Second Lien Creditor shall provide reasonable prior notice to First Lien Creditor of its initial material Enforcement Action.

SECTION 4. Proceeds.

4.1 Application of Proceeds.

(a) Regardless of whether an Insolvency Proceeding has been commenced by or against the Debtor, any Collateral proceeds of Collateral (or amounts distributed on account of a Lien in the Collateral or proceeds thereof), received in connection with any Enforcement Action or received in connection with any Insolvency Proceeding involving the Debtor shall (at such time as such Collateral or proceeds or other amounts have been monetized) be applied:

(i) first, to the Payment in Full of the First Lien Priority Debt (together with the concurrent permanent reduction of commitments) in accordance with the First Lien Documents,

(ii) second, to the Payment in Full of the Second Lien Priority Debt in accordance with the Second Lien Documents,

(iii) third, to the payment in full in cash, immediately available funds, or other consideration acceptable to the First Lien Creditor (as set forth in writing) of the Excess First Lien Debt in accordance with the First Lien Documents, and

18

(iv) fourth, to the payment in full in cash, immediately available funds, or other consideration acceptable to the Second Lien Creditors of the Excess Second Lien Debt in accordance with the Second Lien Documents;

provided that, notwithstanding the foregoing, debt and equity reorganization securities shall not be treated as Collateral or proceeds of Collateral hereunder, and they may be distributed to and retained by the Second Lien Creditors and Second Lien Claimholders prior to the Payment in Full of First Lien Priority Debt, subject to the provisions of Section 6.9(a) (referred to as “Permitted Reorganization Securities”).

(b) Notwithstanding the foregoing, if any Enforcement Action with respect to the Collateral produces non-cash proceeds (other than Permitted Reorganization Securities for all purposes herein), then such non-cash proceeds shall be held by the First Lien Creditor as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. First Lien Creditor shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by First Lien Creditor (other than any non-cash proceeds received on account of any Second Lien Secured Claim) may be distributed by First Lien Creditor to the First Lien Claimholders in full or partial satisfaction of First Lien Debt in an amount determined by First Lien Creditor acting at the direction of the requisite First Lien Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding. No receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business and absent any affirmative enforcement action or remedies (other than the exercise of control with respect to any deposit account or securities account collateral and any notification to account debtors) by First Lien Creditor to collect or otherwise realize upon such Collateral (such Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action for purposes of this Agreement and all Ordinary Course Collections received by First Lien Creditor may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the First Lien Account Agreement. Nothing in this Agreement shall be deemed to subordinate the right of any Second Lien Creditor or the Second Lien Claimholders to receive payment, it being the intent of the parties hereto, that the subordinations herein shall only apply to the Liens on the Collateral and the proceeds thereof; provided that this provision shall, for clarity, in no way limit the terms set forth in Sections 4.2 and 4.5 hereof.

4.2 Turnover.

(a) Unless and until the Payment in Full of First Lien Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against the Debtor), any Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.6), received by a Second Lien Creditor or any Second Lien Claimholder in violation of Section 4.1(a) above or Section 4.5 (i) in connection with an Enforcement Action with respect to the Collateral by such Second Lien Creditor or any Second Lien Claimholder, or (ii) as a result of the collusion by such Second Lien Creditor or any Second Lien Claimholder with the Debtor in violating the rights of First Lien Creditor or any other First Lien Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to First Lien Creditor for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application to the First Lien Priority Debt in accordance with the First Lien Account Agreement and Section 4.1(a) above. First Lien Creditor is hereby authorized to make any such endorsements as agent for the Second Lien Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of First Lien Debt.

19

(b) Unless and until the Payment in Full of First Lien Priority Debt has occurred and except as otherwise expressly provided in Section 2.1, if the Debtor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by a Second Lien Creditor or any Second Lien Claimholder on account of their Second Lien Secured Claims in connection with such Insolvency Proceeding in violation of Section 4.1(a) above (unless such distribution is made under a confirmed plan of reorganization of the Debtor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the First Lien Claimholders or otherwise provides for the Payment in Full of First Lien Priority Debt), then such distribution shall be segregated and held in trust and forthwith paid over to First Lien Creditor for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct for application to the First Lien Priority Debt in accordance with the First Lien Account Agreement and Section 4.1(a) above. For the avoidance of doubt, except as otherwise expressly provided in Section 2.1, unless and until the Payment in Full of First Lien Priority Debt has occurred, the applicable Second Lien Creditor shall be required to turnover to the First Lien Creditor and the First Lien Creditor shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1 any cash or non-cash distribution received by the Second Lien Claimholders in violation of Section 4.1(a) above on account of their Second Lien Secured Claims pursuant to a confirmed plan of reorganization of the Debtor (unless such distribution is made under a confirmed plan of reorganization of the Debtor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the First Lien Claimholders or otherwise provides for the Payment in Full of First Lien Priority Debt, but in any event, not including any payments on account of adequate protection received on account of the Second Lien Claims as permitted hereunder) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the First Lien Claimholders pays the First Lien Priority Debt in full. First Lien Creditor is hereby authorized to make any such endorsements as agent for the Second Lien Creditors or any such Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Payment in Full of First Lien Priority Debt.

4.3 No Subordination of the Relative Priority of Claims. The parties agree that the subordination of Liens set forth herein is with respect to the priority of their respective Liens in and to the Collateral only and shall not constitute a subordination of the Second Lien Debt to the First Lien Debt or a subordination of the First Lien Debt to the Second Lien Debt and nothing in this Agreement will affect (a) the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal and other amounts in respect of the Second Lien Debt unless the receipt is expressly prohibited by, or results from the Second Lien Claimholder’s breach of, this Agreement or (b) the right of the Second Lien Claimholder to convert any obligations owing under the Note into equity interests of the Debtor and take all other actions related thereto as contemplated by the Second Lien Credit Agreements.

20

4.4 Non-Lienable Assets. Notwithstanding anything to the contrary contained herein (including Section 4.3), if any assets, licenses, rights, or privileges of the Debtor are incapable of being the subject of a Lien in favor of a secured party (including because of restrictions under applicable law, the nature of the rights or interests of the Debtor, or the absence of a consent to such Lien by a third party and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights, or privileges (the “Inalienable Interests”), then the First Lien Creditor and the Second Lien Creditors agree that any distribution or recovery First Lien Creditor, or the other First Lien Claimholders, or a Second Lien Creditor, or the other Second Lien Claimholders, may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Sections 4.1 and 4.2 as if such distribution or recovery were, or were on account of, Collateral or the proceeds of Collateral. Until the Payment in Full of First Lien Priority Debt occurs, each Second Lien Creditor hereby appoints the First Lien Creditor, and any officer or agent of the First Lien Creditor, with full power of substitution, the attorney-in-fact of each Second Lien Claimholder for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that the First Lien Creditor may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.

4.5 Prepayments. Nothing shall prohibit or otherwise require the consent of the First Lien Creditor for the prepayment of any of the Second Lien Debt, and nothing shall prohibit or otherwise require the consent of the Second Lien Creditors for the prepayment of the First Lien Debt.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1 Releases.

(a) Subject to the terms hereof, First Lien Creditor shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the First Lien Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Second Lien Creditors or any Second Lien Claimholder.

(b) If, in connection with an Enforcement Action by First Lien Creditor as provided for in Section 3, First Lien Creditor releases any of its Liens on any part of the Collateral (or such Liens are released by operation of law) or releases the Debtor from its obligations in respect of the First Lien Debt, then the Liens of Second Lien Creditors on such Collateral, and the obligations of the Debtor in respect of the Second Lien Debt, shall be automatically, unconditionally, and simultaneously released (unless such Enforcement Action was not conducted in accordance with applicable law as finally determined by a court of competent jurisdiction) and the net cash proceeds of any such Enforcement Action are applied in accordance with Section 4.1.

21

(c) If, in connection with any Disposition of any Collateral permitted under the terms of the First Lien Documents and the Second Lien Documents (as each is in effect as of the date hereof), First Lien Creditor releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases the Debtor from its obligations in respect of the First Lien Debt (if the Debtor is the subject of such Disposition), in each case other than (i) in connection with the Payment in Full of First Lien Priority Debt, or (ii) after the occurrence and during the continuance of any Second Lien Default, then the Liens of Second Lien Creditors on such Collateral, and the obligations of the Debtor in respect of the Second Lien Debt, shall be automatically, unconditionally, and simultaneously released so long as the net cash proceeds of any such Disposition are applied in accordance with the terms of the First Lien Documents as in effect as of the date hereof.

(d) In the event of any private or public Disposition of all or any material portion of the Collateral by the Debtor with the consent of First Lien Creditor after the occurrence and during the continuance of a First Lien Default (and prior to the Payment in Full of First Lien Priority Debt), which Disposition is conducted by the Debtors with the consent of First Lien Creditor in connection with good faith efforts by First Lien Creditor to collect the First Lien Debt through the Disposition of Collateral (any such Disposition, a “Default Disposition”), then the Liens of Second Lien Creditors on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Default Disposition includes equity interests in the Debtor, each Second Lien Creditor further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents) so long as (i) First Lien Creditor also releases its Liens on such Collateral (and, if the Default Disposition includes Equity Interests in the Debtor, First Lien Creditor is also releasing those persons whose Equity Interests are Disposed of from all of their obligations under the First Lien Documents), (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Enforcement Action), (iii) the Debtor consummating such Default Disposition have (a) provided each Second Lien Creditor with not less than 10 Business Days written notice, and (b) conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC and (iv) no sales or dispositions may be made to the Debtor or Equity Sponsor or any of their Affiliates (unless such disposition is a sale pursuant to Section 363 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or a disposition pursuant to a public sale).

(e) To the extent that the Liens of the Second Lien Creditors in and to any Collateral are to be released as provided in this Section 5.1,

(i) Each Second Lien Creditor shall promptly, upon the written request of First Lien Creditor, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as First Lien Creditor may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by a Second Lien Creditor shall not extend to or otherwise affect any of the rights, if any, of a Second Lien Creditor to the proceeds from any such Disposition of any Collateral,

22

(ii) from and after the time that the Liens of a Second Lien Creditor in and to the Collateral are released, each Second Lien Creditor shall be automatically and irrevocably deemed to have authorized First Lien Creditor to file UCC amendments releasing the Collateral subject to such Disposition as to UCC financing statements between the Debtor and the Second Lien Creditors or any other Second Lien Claimholder to evidence such release,

(iii) each Second Lien Creditor shall be deemed to have consented under the Second Lien Documents to such Disposition to the same extent as the consent of First Lien Creditor and the other First Lien Claimholders, and

(iv) in accordance with the provisions of applicable law, the Liens of each Second Lien Creditor shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay First Lien Debt.

(f) Until the Payment in Full of First Lien Priority Debt occurs, each Second Lien Creditor hereby irrevocably constitutes and appoints First Lien Creditor and any officer or agent of First Lien Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Creditor or such holder or in First Lien Creditor’s own name, from time to time in First Lien Creditor’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC-3) or any other endorsements or other instruments of transfer or release.

(g) Until the Payment in Full of First Lien Priority Debt occurs, to the extent that First Lien Creditor or the First Lien Claimholders (i) have released any Lien on Collateral or the Debtor with respect to the First Lien Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from the Debtor or obtain a guaranty from the Debtor of the First Lien Debt, then each Second Lien Creditor, for itself and for the Second Lien Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from the Debtor, as the case may be.

5.2 Insurance. Unless and until the Payment in Full of First Lien Priority Debt has occurred:

(a) (i) First Lien Creditor and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights the Debtor under the First Lien Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights the Debtor under the First Lien Documents and the Second Lien Documents, first to the First Lien Claimholders and the Second Lien Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

23

(b) if any Second Lien Creditor or any other Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to First Lien Creditor in accordance with the terms of Section 4.2.

5.3 Amendments; Refinancings; Legend.

(a) The First Lien Documents may be amended, supplemented, or otherwise modified in accordance with their terms without notice to, or the consent of, Second Lien Creditors or any other Second Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided, that any such amendment, supplement, or modification shall not, without the prior written consent of each Second Lien Creditor:

(i) contravene the provisions of this Agreement;

(ii) increase the total yield by more than 2.00 percentage points per annum (including by adding or increasing any interest rate floor but excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification of the First Lien Account Agreement, or (B) the accrual of interest at the default rate);

(iii) (A) change to earlier dates any scheduled dates upon which payments of principal or interest are due thereon, (B) extend in any four-quarter period the date of payment of more than two (2) scheduled principal payments or extend prior to Payment in Full of the First Lien Priority Debt the date of payment of more than four (4) scheduled principal payments, or (C) extend the scheduled final maturity of the First Lien Account Agreement beyond the scheduled maturity of either Second Lien Credit Agreement;

(iv) modify (or have the effect of a modification of) the redemption, mandatory prepayment, or defeasance provisions of the First Lien Account Agreement or any other First Lien Document in a manner that makes them more restrictive or burdensome to the Debtor;

(v) change any covenants, defaults, or events of default under the First Lien Account Agreement or any other First Lien Document (including the addition of covenants, defaults, or events of default not contained in the First Lien Account Agreement or other First Lien Documents as in effect on the date hereof) to restrict the Debtor from making payments of the Second Lien Debt or amending the Second Lien Documents that would otherwise be permitted under the First Lien Documents as in effect on the date hereof;

(vi) subordinate any First Lien Debt or the Liens of the First Lien Claimholders on the Collateral, except in the case of a DIP Financing and with respect to Liens of the type permitted to be prior to the Liens of the First Lien Claimholders in accordance with the definition of Permitted Liens under the First Lien Account Agreement (as in effect on the date hereof) or in connection with any administrative priority claim or a professional fee “carve-out”; or

24

(vii) add or make more restrictive any First Lien Default or any covenant with respect to the First Lien Debt or make any change to any First Lien Default or any covenant which would have the effect of making such First Lien Default or covenant more restrictive, unless a corresponding amendment is also offered to each Second Lien Creditor by the Debtor preserving any cushions that may exist, regardless of whether or not the Second Lien Creditor accept such offer.

(b) The Second Lien Documents may be amended, supplemented, or otherwise modified in accordance with their terms without notice to, or the consent of, First Lien Creditor or the First Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, any such amendment, supplement, or modification shall not (except with respect to any Conforming Amendment (provided that any Conforming Amendment to any Second Lien Credit Agreement shall maintain an equivalent proportionate difference between dollar amounts or ratios, as the case may be, in the relevant provision in such Second Lien Credit Agreement and those in the corresponding covenant in the First Lien Account Agreement, to the extent that such difference exists between such Second Lien Credit Agreement and the First Lien Account Agreement on the date hereof or subsequent to the date hereof to the extent both the Second Lien Credit Agreements and the First Lien Account Agreement are amended in accordance with the terms thereof), without the prior written consent of First Lien Creditor:

(i) contravene the provisions of this Agreement;

(ii) increase the total yield by more than 2.00 percentage points per annum (including by adding or increasing any interest rate floor but excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification or Refinancing of the applicable Second Lien Credit Agreement, or (B) the accrual of interest at the default rate);

(iii) change to earlier dates any scheduled dates upon which payments of principal or interest are due thereon;

(iv) (A) the redemption, mandatory prepayment, or defeasance provisions thereof in a manner that makes them more restrictive or burdensome to the Debtor, or (B) change the redemption, mandatory prepayment, or defeasance provisions to require any redemption, mandatory prepayment, or defeasance to any Second Lien Claimholder or any other Person (other than to the First Lien Claimholders) prior to the Payment in Full of First Lien Priority Debt (unless any such payment would be permitted pursuant to Section 4.5 of this Agreement);

25

(v) change any covenants, defaults, or events of default under the Second Lien Credit Agreements or any other Second Lien Document (including the addition of covenants, defaults, or events of default not contained in the Second Lien Documents or other Second Lien Documents as in effect on the date hereof) to restrict the Debtor from making payments of the First Lien Debt or amending the First Lien Documents that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof or to restrict the Debtor from the Disposition of any assets that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof;

(vi) change any financial covenant in a manner adverse to the Debtor thereunder (it being understood that any waiver of any default or Second Lien Default arising from the failure to comply with any financial covenant, in and of itself, shall not be deemed to be adverse to the Debtor);

(vii) change any default or Second Lien Default thereunder in a manner adverse to the Debtor thereunder (it being understood that any waiver of any such default or Second Lien Default, in and of itself, shall not be deemed to be adverse to the Debtor);

provided, the affirmative vote of the First Lien Claimholders shall not be required in connection with any of the actions listed in the foregoing clauses (i) through (vii) to the extent such amendments are parallel to permitted amendments to the First Lien Documents so long as the provisions that are amended remain in the same proportion to the corresponding provisions in the First Lien Documents as on the date hereof.

(c) Any refinancing of all or any portion of the First Lien Debt shall constitute a repayment of such First Lien Debt and a release of the Lien on the Collateral in favor of the First Lien Creditor. Notwithstanding anything to the contrary herein contained, the amending and restating of the First Lien Documents from a factoring facility to an asset based lending facility at or about the time of this Agreement shall not be considered a repayment of such First Lien Debt in favor of the First Lien Creditor for the purpose of this provision, but instead shall be considered an amendment of the First Lien Documents. Nothing contained in this Section 5.3(c) shall in any manner relieve any Second Lien Creditor from its obligations under Section 1.8 of the Note and the Security Agreement with respect to certain other future creditors of the Debtor.

(d) The Debtor agrees that any promissory note evidencing the Second Lien Debt shall at all times include the following language (or language to similar effect approved by First Lien Creditor):

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Third Amended and Restated Intercreditor Agreement dated as of September __, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between SALLYPORT COMMERCIAL FINANCE, LLC, as First Lien Creditor, and LIND GLOBAL MACRO FUND, L.P. and LIND GLOBAL ASSET MANAGEMENT, LLC, as Second Lien Creditor. In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.”

26

5.4 Bailee for Perfection.

(a) First Lien Creditor and each Second Lien Creditor each agree to hold, control or otherwise acquire possession of, that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary representative, on behalf of and for the benefit of, each Second Lien Creditor or First Lien Creditor, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Documents or the First Lien Documents, as applicable, subject to the terms and conditions of this Section 5.4. Unless and until the Payment in Full of First Lien Priority Debt, each Second Lien Creditor agrees to promptly notify First Lien Creditor of any Pledged Collateral held by it or by any other Second Lien Claimholder, and, immediately upon the request of First Lien Creditor at any time prior to the Payment in Full of First Lien Priority Debt, each Second Lien Creditor agrees to deliver to First Lien Creditor any such Pledged Collateral held by it or by any other Second Lien Claimholder, together with any necessary endorsements (or otherwise allow First Lien Creditor to obtain control of such Pledged Collateral).

(b) First Lien Creditor shall have no obligation whatsoever to any Second Lien Creditor or any other Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Debtor or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. No Second Lien Creditor shall have any obligation whatsoever to First Lien Creditor or any other First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by the Debtor or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of First Lien Creditor under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Payment in Full of First Lien Priority Debt as provided in Section 5.8. The duties or responsibilities of a Second Lien Creditor under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4.

(c) First Lien Creditor acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of a Second Lien Creditor or any other Second Lien Claimholder. Any Second Lien Creditor acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of First Lien Creditor or any other First Lien Claimholder.

27

(d) Upon the Payment in Full in cash of all First Priority Lien Debt, First Lien Creditor shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Creditors to the extent Second Lien Debt remain outstanding as confirmed in writing by the Second Lien Creditors, and, to the extent that Second Lien Creditors confirm no Second Lien Debt are outstanding, second, to the Debtor to the extent no First Lien Debt or Second Lien Debt remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). At such time, First Lien Creditor further agrees to take all other action reasonably requested by the Second Lien Creditors at the expense of the Debtor (including amending any outstanding control agreements) to enable Second Lien Creditors to obtain a first priority security interest in the Collateral.

5.5 Injunctive Relief. Should any Second Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, First Lien Creditor or any other First Lien Claimholder may obtain relief against such Second Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by each Second Lien Creditor that (a) the First Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Claimholder waives any defense that the Debtor or First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages. Should any other First Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, each Second Lien Creditor or any Second Lien Claimholder or the Debtor may obtain relief against such First Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by First Lien that (i) the Second Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each First Lien Claimholder waives any defense that the Debtor or Second Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages. First Lien Creditor and each Second Lien Creditor hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by First Lien Creditor or the other First Lien Claimholders or Second Lien Creditors or the other Second Lien Claimholders, as the case may be.

5.6 Transfer of Pledged Collateral to a Second Lien Creditor.

(a) First Lien Creditor hereby agrees that upon the Payment in Full of First Lien Priority Debt, to the extent permitted by applicable law, upon the written request of a Second Lien Creditor (with all costs and expenses in connection therewith to be for the account of such Second Lien Creditor and to be paid by Debtor):

(i) First Lien Creditor shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to GMF on behalf of the Second Lien Creditors, except in the event and to the extent (A) such Collateral is sold, liquidated, or otherwise disposed of by First Lien Creditor or any other First Lien Claimholder or by the Debtor as provided herein in full or partial satisfaction of any of the First Lien Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law; and

28

(ii) in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, First Lien Creditor shall notify the other parties thereto that its rights thereunder have been assigned to GMF on behalf of the Second Lien Creditors (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that GMF on behalf of the Second Lien Creditors is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(b) The foregoing provision shall not impose on First Lien Creditor or any other First Lien Claimholder any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law or give rise to risk of legal liability.

SECTION 6. Insolvency Proceedings.

6.1 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2 Financing. If the Debtor shall be subject to any Insolvency Proceeding and if First Lien Creditor consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which First Lien Creditor has a Lien or consents to the Debtor obtaining financing provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (such financing, a “DIP Financing”), and if such Cash Collateral use or DIP Financing, as applicable, meets the applicable DIP Financing Conditions, then each Second Lien Creditor unconditionally agrees that it will consent to such Cash Collateral use or raise no objection to such DIP Financing, as applicable (other than objections to the failure to grant adequate protection that such Second Lien Creditor is permitted to seek under Section 6.5 in connection therewith), and, if DIP Financing is involved, each Second Lien Creditor will subordinate its Liens in the Collateral (and in any other assets of the Debtor that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) to the Liens securing such DIP Financing. If such Cash Collateral use or DIP Financing, as applicable, meets some, but not all, of the applicable DIP Financing Conditions, then each Second Lien Creditor unconditionally agrees that it will only withhold its consent to such Cash Collateral use or will only raise an objection to such DIP Financing based upon the DIP Financing Condition(s) which are not met and will not withhold its consent or object on any other basis (other than objections to the failure to grant adequate protection that such Second Lien Creditor is permitted to seek under Section 6.5 in connection therewith) and, if DIP Financing is involved and any permitted objection of Second Lien Creditor is withdrawn, overruled, or otherwise eliminated, each Second Lien Creditor will subordinate its Liens in the Collateral (and in any other assets of the Debtor that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) to the Liens securing such DIP Financing. If the proposed DIP Financing meets the applicable DIP Financing Conditions, each Second Lien Creditor agrees that it shall not, and nor shall any of the Second Lien Claimholders, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Debt; provided, however, that the First Lien Creditor may withhold its consent or object to any DIP Financing proposed by a Second Lien Creditor or any Second Lien Claimholder which is proposed if First Lien Creditor has not proposed or consented to DIP Financing which satisfies the DIP Financing Conditions. If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by the First Lien Claimholders to secure the First Lien Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, and so long as the amount of such surcharge, claim, carve out or fee is reasonable under the circumstances, then the Liens on the Collateral of the Second Lien Claimholders securing the Second Lien Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of the First Lien Claimholders consistent with this Agreement.

29

6.3 Sales. Each Second Lien Creditor agrees that it will consent to, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims or interests in favor of the Second Lien Creditor under Section 363 or Section 1129 of the Bankruptcy Code if (a) the requisite First Lien Claimholders have consented to such Disposition of such Collateral, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Second Lien Claimholders to offset its claim against the purchase price only arises after the First Lien Priority Debt has been paid in full in cash), (c) either (i) pursuant to court order, the Liens of the Second Lien Claimholders attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by the Second Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the Disposition are applied in accordance with Section 4.1, and (d) the net cash proceeds of the Disposition that are applied to First Lien Priority Debt permanently reduce the First Lien Debt to the extent provided in Section 4.1. The foregoing to the contrary notwithstanding, the Second Lien Claimholders may raise any objections to such Disposition of the Collateral that could be raised by a creditor of the Debtor whose claims are not secured by Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, Second Lien Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to such Second Lien Creditor in respect of such assets).

6.4 Relief from the Automatic Stay. Until the Payment in Full of First Lien Priority Debt has occurred, each Second Lien Creditor agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Creditor; provided, that such Second Lien Creditor may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral if and to the extent that First Lien Creditor has obtained relief from or modification of such stay in respect of the Collateral, or (b) oppose any request by the First Lien Creditor or any other First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

30

6.5 Adequate Protection.

(a) In any Insolvency Proceeding involving the Debtor, each Second Lien Creditor agrees that no Second Lien Claimholder shall object to or contest,

(i) any request by First Lien Creditor or other First Lien Claimholder for adequate protection of their interest in the Collateral, including replacement or additional Liens on post-petition assets;

(ii) any (x) objection by First Lien Creditor or First Lien Claimholders to any motion, relief, action, or proceeding based on First Lien Creditor or First Lien Claimholders claiming a lack of adequate protection or (y) request by any First Lien Claimholder for relief from the automatic stay; or

(iii) the payment of interest, fees, expenses or other amounts to First Lien Creditor or any other First Lien Claimholder under Section 506(b) of the Bankruptcy Code.;

(b) In any Insolvency Proceeding involving the Debtor:

(i) if any one or more First Lien Claimholders are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets the Debtor) in connection with any DIP Financing or use of Cash Collateral, then First Lien Creditor agrees that each Second Lien Creditor shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of an additional or replacement Lien (on such existing or future assets the Debtor), which additional or replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Debt (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Debt are subordinate to the First Lien Debt under this Agreement;

(ii) no Second Lien Claimholder may seek adequate protection except for adequate protection permitted pursuant to Section 6.5(a)(iv) or adequate protection in the form of an additional or replacement Lien in and to existing or future assets the Debtor, and Second Lien Creditor further agrees that First Lien Creditor shall also be entitled to seek, without objection from the Second Lien Claimholders, a senior adequate protection Lien in and to such existing or future assets the Debtor as security for the First Lien Debt and that any adequate protection Lien securing the Second Lien Debt shall be subordinated to such senior adequate protection Lien securing the First Lien Debt on the same basis as the other Liens securing the Second Lien Debt are subordinated to the Liens securing the First Lien Debt under this Agreement;

31

(iii) if any one or more First Lien Claimholders are granted adequate protection in the form of a super-priority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Creditor agrees that each Second Lien Creditor shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of a super-priority or other administrative expense claim (as applicable), which super-priority or other administrative expense claim, if obtained, shall be subordinate to the super-priority or other administrative expense claim of the First Lien Claimholders (such subordination to include an express provision that the Second Lien Claimholders will not object to (and will consent to) a plan of reorganization that is accepted by the requisite affirmative vote of all classes composed of the secured claims of First Lien Claimholders based upon the failure of such plan of reorganization to pay the Second Lien Claimholders’ super-priority or other administrative expense claims in full in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code);

(iv) if any one or more Second Lien Claimholders are granted adequate protection in the form of a super-priority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then each Second Lien Creditor agrees that First Lien Creditor shall also be entitled to seek, without objection from Second Lien Claimholders, adequate protection in the form of a super-priority or other administrative expense claim (as applicable), which super-priority or other administrative expense claim, if obtained, shall be senior to the super-priority or other administrative expense claim of the Second Lien Claimholders; and

(v) Any Second Lien Creditor (A) may seek, without objection from the First Lien Claimholders, adequate protection with respect to the Second Lien Claimholders’ rights in the Collateral in the form of periodic cash payments in an amount not exceeding interest at the non-default contract rate, together with payment of reasonable out-of-pocket expenses, and (B) without the consent of First Lien Creditor, shall not seek any other adequate protection in the form of cash payments with respect to their rights in the Collateral.

(c) Neither a Second Lien Creditor nor any other Second Lien Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by the First Lien Creditor or any other First Lien Claimholder or the value of any claims of the First Lien Creditor or any other First Lien Claimholder under Section 506(a) of the Bankruptcy Code or any claim by the First Lien Creditor or any other First Lien Claimholder for allowance in any Insolvency Proceeding of First Lien Debt consisting of post-petition interest, fees, or expenses.

(d) Neither First Lien Creditor nor any other First Lien Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by a Second Lien Creditor or any other Second Lien Claimholders or the value of any claims of a Second Lien Creditor or any other Second Lien Claimholders under Section 506(a) of the Bankruptcy Code or any claim by a Second Lien Creditor or any other Second Lien Claimholders for allowance in any Insolvency Proceeding of Second Lien Debt consisting of post-petition interest, fees, or expenses.

32

6.6 Specific Sections of the Bankruptcy Code. No Second Lien Creditor shall object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Lien Creditor, for itself and on behalf of the Second Lien Claimholders, waives any claim they may hereafter have against First Lien Creditor or any First Lien Claimholder arising out of the election by First Lien Creditor or any other First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Each Second Lien Creditor, for itself and on behalf of the Second Lien Claimholders, agrees that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may to assert or support the assertion of any claim under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code as against First Lien Creditor or any other First Lien Claimholder or any of the Collateral to the extent securing the First Lien Debt.

6.7 No Waiver. Subject to Section 3.1(a) and the other provisions of this Section 6, nothing contained herein shall prohibit or in any way limit any First Lien Claimholder from objecting in any Insolvency Proceeding involving the Debtor to any action taken by any Second Lien Claimholder, including the seeking by any Second Lien Claimholder of adequate protection or the assertion by any Second Lien Claimholder of any of its rights and remedies under the Second Lien Documents.

6.8 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of the Debtor any amount paid in respect of First Lien Debt (or if any First Lien Claimholder elects to do so upon the advice of counsel in connection with the settlement of any claims for turn over or disgorgement) (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of the First Lien Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and, to the extent the First Lien Cap was decreased in connection with such payment of the First Lien Debt, the First Lien Cap shall be increased to such extent.

6.9 Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving the Debtor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Debt and on account of Second Lien Debt, then, to the extent the debt obligations distributed on account of the First Lien Debt and on account of the Second Lien Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Second Lien Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization of the Debtor that is inconsistent with the priorities set forth in Section 2.1 and Section 4.1 of this Agreement.

33

(c) If, in connection with an Insolvency Proceeding involving the Debtor, the Second Lien Claimholders receive any cash, debt, or equity securities on account of Second Lien Secured Claims (other than Permitted Reorganization Securities), the Second Lien Creditor or the other Second Lien Claimholders, as applicable, shall turnover such cash, claims, or securities to First Lien Creditor for application in accordance with Section 4.1 (and subject to the proviso to Section 4.1), unless such distribution is made under a confirmed plan of reorganization of the Debtor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of First Lien Claimholders. Each Second Lien Creditor irrevocably authorizes and empowers First Lien Creditor, in the name of each Second Lien Claimholder, to demand, sue for, collect, and receive any and all such distributions in respect of any Second Lien Secured Claim to which the First Lien Claimholders are entitled hereunder. In furtherance of the foregoing, First Lien Creditor is hereby authorized to make any such endorsements as agent for each Second Lien Creditor or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Payment in Full of First Lien Priority Debt.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, First Lien Creditor acknowledges that it and such First Lien Claimholders have, independently and without reliance on Second Lien Creditors or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Account Agreement or this Agreement. Each Second Lien Creditor acknowledges that it and the Second Lien Claimholders have, independently and without reliance on First Lien Creditor or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2 No Warranties or Liability. First Lien Creditor acknowledges and agrees that each Second Lien Creditor and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Second Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Second Lien Creditor acknowledges and agrees that First Lien Creditor and the other First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the First Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Second Lien Creditor and the other Second Lien Claimholders shall have no duty to First Lien Creditor or any other First Lien Claimholder, and First Lien Creditor and the other First Lien Claimholders shall have no duty to a Second Lien Creditor or any other Second Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Debtor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

34

7.3 No Waiver of Lien Priorities.

(a) No right of First Lien Creditor or any other First Lien Claimholder to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any claim by the Debtor relative to any act or failure to act on the part of the Debtor or by any act or failure to act by First Lien Creditor or any other First Lien Claimholder, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which First Lien Creditor or any other First Lien Claimholder may have (or be otherwise charged with). No right of a Second Lien Creditor or any other Second Lien Claimholder to enforce any provision of this Agreement or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Debtor or by any claim by the Debtor relative to any act or failure to act by a Second Lien Creditor or any other Second Lien Claimholder with respect to the terms, provisions, and covenants of any of the Second Lien Documents.

(b) Without in any way limiting the generality of Section 7.3(a) (but subject to the provisions of Section 5.3(a) and the other terms hereof), First Lien Creditor and the other First Lien Claimholders may, at any time and from time to time in accordance with the First Lien Documents or applicable law, without the consent of, or notice to, any Second Lien Creditor or any other Second Lien Claimholder, without incurring any liabilities to any Second Lien Creditor or any other Second Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of a Second Lien Creditor or any other Second Lien Claimholder is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of the Second Lien Creditors:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the First Lien Debt or any Lien on any First Lien Collateral or guarantee thereof or any liability of the Debtor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by First Lien Creditor or any other First Lien Claimholder, the First Lien Debt, or any of the First Lien Documents;

35

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Debtor to First Lien Creditor or any other First Lien Claimholder, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Debt or any other liability of the Debtor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Debtor or any other person, elect any remedy and otherwise deal freely with the Debtor or any First Lien Collateral and any security and any guarantor or any liability of the Debtor to First Lien Creditor or any other First Lien Claimholder or any liability incurred directly or indirectly in respect thereof.

(c) Without in any way limiting the generality of Section 7.3(a) (but subject to the all of the other terms, restrictions, covenants, and agreements contained in this Agreement (including, without limitation, Sections 4.2 and 5.3(b) and the other terms hereof), each Second Lien Creditor and the other Second Lien Claimholders may, at any time and from time to time in accordance with the Second Lien Documents or applicable law, without the consent of, or notice to, First Lien Creditor or any other First Lien Claimholder, without incurring any liabilities to First Lien Creditor or any other First Lien Claimholder and without impairing or releasing the Lien priorities and subordinations provided in this Agreement do any one or more of the following without the prior written consent of First Lien Creditor:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Second Lien Debt or guarantee thereof or any liability of the Debtor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Debt, without any restriction as to the tenor or terms of any such increase or extension);

(ii) settle or compromise any Second Lien Debt or any other liability of the Debtor or any liability incurred directly or indirectly in respect thereof and apply any sums in respect of regularly scheduled payments of interest by whomsoever paid and however realized to the payment of regularly scheduled interest payments in any manner or order; and

(iii) deal freely with the Debtor and any guarantor or any liability of the Debtor to such Second Lien Creditor or any other Second Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(d) Except as otherwise provided herein, each Second Lien Creditor also agrees that First Lien Creditor and the other First Lien Claimholders shall have no liability to such Second Lien Creditor or any other Second Lien Claimholder, and each Second Lien Creditor hereby waives any claim against First Lien Creditor or any other First Lien Claimholder arising out of any and all actions which First Lien Creditor or any other First Lien Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

36

(i) the First Lien Documents;

(ii) the collection of the First Lien Debt; or

(iii) the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any First Lien Collateral. Each Second Lien Creditor agrees that First Lien Creditor and the other First Lien Claimholders have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Debt, or otherwise.

(e) Until the Payment in Full of First Lien Priority Debt, each Second Lien Creditor agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements, and obligations of First Lien Creditor and the other First Lien Claimholders and each Second Lien Creditor and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the First Lien Debt or Second Lien Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Debt or Second Lien Debt or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Debtor; or

(e) any other circumstances which otherwise might constitute a defense available to the Debtor in respect of the First Lien Debt, the First Lien Creditor, any other First Lien Claimholder, the Second Lien Debt, the Second Lien Creditors, or any other Second Lien Claimholder.

37

SECTION 8. Representations and Warranties.

8.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of Each Agent. First Lien Creditor and each Second Lien Creditor each represents and warrants to the other that it has been authorized by the First Lien Claimholders or the Second Lien Claimholders, as applicable, under the First Lien Account Agreement or the Second Lien Credit Agreements, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the First Lien Creditor or such Second Lien Creditor, as applicable, as fully as if they were parties hereto.

8.3 Survival. All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Documents or any of the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to any Second Lien Creditor or any Second Lien Claimholder, to extend credit and other financial accommodations to or for the benefit of the Debtor constituting First Lien Priority Debt in reliance hereof. First Lien Creditor, for itself and on behalf of First Lien Claimholders, and each Second Lien Creditor, for itself and on behalf of Second Lien Claimholder, each hereby waive any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Debtor shall include the Debtor as debtor and debtor in possession and any receiver or trustee for the Debtor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to First Lien Creditor, the other First Lien Claimholders, and the First Lien Debt, on the date that the First Lien Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to the Debtor are terminated or have expired; and

38

(b) with respect to each Second Lien Creditor, the other Second Lien Claimholders, and the Second Lien Debt, on the date that the Second Lien Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to the Debtor are terminated or have expired.

9.3 Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. For the purposes of clarification, it is hereby agreed and acknowledged by all parties hereto that neither the consent nor signature of the Debtor or any of their respective Subsidiaries or other Affiliates shall be required for any amendment, modification, or waive of any of the provisions of this Agreement.

9.4 Information Concerning Financial Condition of the Debtor. First Lien Creditor and the other First Lien Claimholders, on the one hand, and each Second Lien Creditor and the other Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Debtor and all endorsers or guarantors of the First Lien Debt or the Second Lien Debt and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Debt or the Second Lien Debt. First Lien Creditor and the other First Lien Claimholders shall have no duty to advise any Second Lien Creditor or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. No Second Lien Creditor and the other Second Lien Claimholders shall have any duty to advise First Lien Creditor or any other First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event First Lien Creditor or any other First Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to a Second Lien Creditor or any other Second Lien Claimholder, it or they shall be under no obligation:

(a) to make, and First Lien Creditor and the other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

39

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. With respect to any payments or distributions in cash, property, or other assets that a Second Lien Creditor or any other Second Lien Claimholder pays over to First Lien Creditor or any other First Lien Claimholder under the terms of this Agreement, such Second Lien Creditor and the other Second Lien Claimholders shall be subrogated to the rights of First Lien Creditor and the other First Lien Claimholders; provided, that such Second Lien Creditor hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Payment in Full of all First Lien Priority Debt has occurred. Any payments or distributions in cash, property or other assets received by a Second Lien Creditor or any other Second Lien Claimholder that are paid over to First Lien Creditor or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Debt.

9.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

40

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY FIRST LIEN CREDITOR AND SECOND LIEN CREDITOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to each Second Lien Creditor and First Lien Creditor, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties:

If to the First Lien Creditor:

Sallyport Commercial Finance, LLC

14100 Southwest FWY, Ste. #210
Sugar Land, TX 77478
Telephone: (832)939-9450
Email: nhart@sallyportcf.com

Attention: Nick Hart

41

If to the Second Lien Creditor:

Lind Global Macro Fund, LP
c/o The Lind Partners LLC
444 Madison Avenue, Floor 41
New York, NY 10022
Telephone: (646) 395-3931
Email: jeaston@thelindpartners.com and

notice@thelindpartners.com

Attention: Jeff Easton

With a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Telephone: (617) 951-8000
Email: bryan.keighery@morganlewis.com
Attention: Bryan S. Keighery

9.8 Further Assurances. First Lien Creditor and each Second Lien Creditor each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Creditor or such Second Lien Creditor may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of the Debtor. In furtherance of the foregoing, (a) the First Lien Creditor agrees that, if there is a Refinancing of the Second Lien Debt and if the agent or other representative of the holders of the indebtedness that Refinances the Second Lien Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (b) each Second Lien Creditor agrees that, (i) if there is a Refinancing of the First Lien Debt and if the agent or other representative of the holders of the indebtedness that Refinances the First Lien Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.

9.9 APPLICABLE LAW. THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT RELATES TO A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000.

9.10 Binding on Successors and Assigns. This Agreement shall be binding upon First Lien Creditor, the First Lien Claimholders, each Second Lien Creditor, the Second Lien Claimholders, and their respective successors and assigns.

42

9.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Claimholders and the Second Lien Claimholders. In no event shall the Debtor be a third party beneficiary of this Agreement.

9.14 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Creditor and the other First Lien Claimholders, on the one hand, and Second Lien Creditors and the other Second Lien Claimholders on the other hand. Neither the Debtor nor any other creditor thereof shall have any rights hereunder and the Debtor may not rely on the terms hereof. Nothing in this Agreement shall impair, as between the Debtor and First Lien Creditor and the other First Lien Claimholders, or as between the Debtor and Second Lien Creditors and the other Second Lien Claimholders, the obligations the Debtor to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Second Lien Documents, respectively.

9.15 Costs and Attorneys Fees. In the event it becomes necessary for First Lien Creditor, any other First Lien Claimholder, any Second Lien Creditor, or any other Second Lien Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party (only if the prevailing party did not institute such proceeding or action) all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16 Integration. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

43

9.17 Reciprocal Rights. The parties agree that the provisions of Sections 2.3, 2.4(b), 3, 4.2, 4.5, 5.1, 5.2, 5.4, 5.5, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9(b) and 9.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the First Lien Creditor and the other First Lien Claimholders with respect to the First Lien Debt, on the one hand, and the Second Lien Creditors and the other Second Lien Claimholders with respect to the Second Lien Debt, on the other hand, (a) shall, from and after the Payment in Full of First Lien Priority Debt and until the payment in full of the Second Lien Priority Debt, apply to and govern, mutatis mutandis, the relationship between the Second Lien Creditors and the other Second Lien Claimholders with respect to the Second Lien Priority Debt, on the one hand, and the First Lien Creditor and the other First Lien Claimholders with respect to the Excess First Lien Debt, on the other hand, and (b) shall, from and after both the Payment in Full of First Lien Priority Debt and the payment in full of Second Lien Priority Debt, and until the payment in full in cash of the Excess First Lien Debt and the termination or expiration of all commitments, if any, to extend credit that would constitute Excess First Lien Debt, apply to and govern, mutatis mutandis, the relationship between the First Lien Creditor and the other First Lien Claimholders with respect to the Excess First Lien Debt, on the one hand, and the Second Lien Creditors and the other Second Lien Claimholders with respect to the Excess Second Lien Debt, on the other hand.

9.18 Transitional Arrangements. This Agreement shall supersede the Original Intercreditor Agreement on the date hereof. Upon the effectiveness of this Agreement, the rights and obligations of the respective parties under the Original Intercreditor Agreement shall be subsumed within and governed by this Agreement.

[signature pages follow]

44

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SALLYPORT COMMERCIAL FINANCE, LLC,
as First Lien Creditor

By:	/s/ Nick Hart
Name:	Nick Hart
Title:	President

LIND GLOBAL MACRO FUND, L.P.,
as Second Lien Creditor

By:	Lind Global Partners LLC, its general partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Director

LIND GLOBAL ASSET MANAGEMENT, LLC
as Second Lien Creditor

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Director

2

ACKNOWLEDGMENT

The Debtor hereby acknowledge that it has received a copy of the foregoing Fourth Amended and Restated Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agrees to recognize all rights granted by the Original Intercreditor Agreement to First Lien Creditor, the other First Lien Claimholders, Second Lien Creditors, and the other Second Lien Claimholders, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Original Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Original Intercreditor Agreement, in each case as amended, modified, supplemented and restated by the Initial Intercreditor Agreement. Debtor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement or Original Intercreditor Agreement as amended, modified, supplemented and restated by the Initial Intercreditor Agreement or as such Initial Intercreditor Agreement is amended, modified, supplemented or restated.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Title:	CEO

3